Deed-Role-No.: S 579__/2010

PURCHASE AGREEMENT
Today this
23th day of February two thousand and ten
23/ 02 /2010-
Appeared before me,
Walter Singer

Notary public with the official seat in Munich, in the office at Amiraplatz 3, 80333 Munich:

1.	Klaus Aamann born: July 13, 1966 residing at: Via Collina D’oro 55, 6926 Montagnola, Switzer- land identified by Identity Card, No.: Swiss drivers license no: XXX here not acting in his own name, but as CEO in the name and on behalf of

TVI Productions Ltd., a company founded under the law of British Virgin Islands, postal ad- dress: Via Ceresio 18, app. 41, 6977 Ruvigliana, Switzerland

(hereinafter referred to as „Seller“)

2.

Anders Hageskov, born: July 15, 1967 residing at: Sophienberg vænge 37, 2960 Rungsted Kyst, Denmark identified by DK Passport No. XXX here not acting in his own name, but as CEO in the name and on behalf of

Bark Group Inc., Ostergade 17-19, 3.sal, DK-1100 Copenhagen

(hereinafter called “Bark” or the „Purchaser“)

The persons appeared requested this deed including its annexes to be recorded in the English language. The acting notary public who is in sufficient command of the English language ascertained that the persons appeared are also in command of the English language. After having been instructed by the acting notary, the persons appeared waived the right to obtain the assistance of a sworn interpreter and to obtain a certified translation of this deed including the annexes hereto.

The Appeared requested the notarization of the following declarations:

Agreement of Purchase and Transfer
of GmbH-Shares

1.	Company and Shares

1.1	anaconda.tv GmbH with business address: Bussardstraße 14, 82024 Taufkirchen

- hereinafter called “anaconda” or ”Company” -

is registered with the Commercial Register at the Amtsgericht [Local Court] Munich under num- ber HRB 136457 with a nominal share capital in the nominal amount of EUR 25.000,00. The registered seat of the Company is Munich.

1.2	This nominal share capital is being held as follows:

a)	TVI Production Ltd.:	with shares in the nominal amount of EUR 12.750,00

b)	Matthias Lange:	with shares in the nominal amount of EUR 12.250,00

1.3	The share capital has been fully paid up.

2.	Sale and Transfer of Shares

2.1

The Seller hereby sells all (100%) of his shares in anaconda, as described in 1.2. b) above with a nominal value of (collectively) EUR 12.750,00 (the “Shares”) to the Purchaser as follows. The Seller hereby transfers the Shares to the Purchaser. The Purchaser hereby accepts said sales and said transfers.

2.2	Relating to all the above sales and transfers, the parties agree as follows:

a)	All sales and transfers shall be effected with economic effect as of the beginning of March 31, 2010 (“Transfer Date”).

b)	The transfer is subject to the condition precedent of the payment of the Purchase Price under Section 3 below.

3.	Purchase Price

The total Purchase Price for the Shares transferred subject to Section 2 shall be 14,000,000 shares of common stock in Bark Group Inc. Bark Group Inc. Is listed on OTC Bulletin Board under code BKPG be due as follows:

7,000,000 Bark Group Inc shares issued in January 2010

7,000,000 Bark Group Inc shares issued no later than March 31, 2010

4.	Representations and Warranties

4.1	The Seller represents and warrants as follows as of today, provided of any other provision herein:

a)	The Seller is the unrestricted and sole owner of the Shares under Sec. 1. above and can freely dispose of the Shares; the Shares are not encumbered by any third party rights.

b)	The information given in Sec. 1 is correct. Share capital is fully paid in and there are no rights to reclaim the share capital.

c)	No further guaranty is given, especially no guaranty concerning the value or profitability of the Shares, as well as concerning the absence of defects or deficiencies of the assets of the Company.

d)	Purchaser is aware of the stipulations of the Articles of Association of the Company. Pur- chaser accepts and assumes all rights and obligations from such Articles of Association.

5.	Management of anaconda

The parties agree that Matthias Lange shall remain the sole managing director and be the sole person to represent anaconda. Any shareholder resolution replacing the managing director of anaconda or adding a supplementary managing director shall require a majority of more than 61 % of the votes.

6.	General

7.1

The invalidity or unenforcability of one or more provisions of this Agreement shall not affect the remaining provisions of this Agreement. The invalid or unenforceable provision shall be substi- tuted by a provision which approximates most closely the economic purpose of the void or un- enforceable provision. The same applies in cases of an unforeseen gap.

7.2

The costs arising in connection with the transfer of the shares as referred to under this agree- ment shall be borne by the Purchaser. Apart from this, both parties shall bear the costs of their respective advisors.

7.3

This Agreement shall be governed by the laws of the Federal Republic of Germany. As far as legally permissible, the competent courts in Munich shall have exclusive jurisdiction in respect of the resolution of all disputes or in connection with this Agreement.

7.4

Modification of or supplements to this Agreement and the appendixes hereto shall be valid only if at least in writing, unless notarial recording is prescribed by law. The same shall apply to any change of or supplement to this clause requiring written form.

7.5

The Seller shall keep the terms and conditions of this Agreement confidential, except there is a statutory duty to disclose or the disclosure is towards an advisor who is bound by a professional duty of secrecy.

7.	Final Provisions

The following persons shall receive certified copies [Ausfertigungen] of this Deed:

-          the Seller
-          the Purchaser
-          the tax authority for corporations
-          Attorneys Straßer Feyock Rechtsanwälte: Dr. Daniel Heintel
-          Attorneys XXXX, attn.: XXXX

     This protocol was read aloud,
approved by the Appeared and signed by them
and the Notary in their own hands as follows:

/s/ Klaus Aamann

/s/ Singer, Walter

POWER OF ATTORNEY

The undersigned Anders Hageskov, gives in his capacity as CEO of Bark Group Inc, the also undersigned Mr. Klaus Aamann proxy on my behalf, to sign purchase agreements on Bark Group Inc's purchase of the following shares in Anaconda. TV GmbH:

1)	Nominal amount of EUR 12.750,00 from TVI Productions Ltd
2)	Nominal value of EUR 1.250,00 from Matthias Lange

Copenhagen, February 22, 2010

/s/ Anders Hageskov	/s/ Klaus Aamann
Anders Hageskov	Klaus Aamann